Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Stellar Biotechnologies, Inc., of our report dated December 14, 2016, relating to the consolidated financial statements of Stellar Biotechnologies, Inc., which report appears in the Annual Report on Form 10-K of Stellar Biotechnologies, Inc. for the year ended September 30, 2016, filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

Los Angeles, California

April 26, 2017